Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE
BETWEEN
WEST PHARMACEUTICAL SERVICES, INC.
AND
U.S. BANK NATIONAL ASSOCIATION
DATED AS OF MARCH 14, 2007
4.00% CONVERTIBLE JUNIOR
SUBORDINATED DEBENTURES DUE 2047

FIRST SUPPLEMENTAL INDENTURE, dated as of March 14, 2007 (this “First Supplemental Indenture”), between WEST PHARMACEUTICAL SERVICES, INC., a Delaware corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”), supplementing the Subordinated Indenture, dated as of March 14, 2007, between the Company and the Trustee (the “Base Indenture,” together with this First Supplemental Indenture, the “Indenture”).

WHEREAS, the Company executed and delivered the Base Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (hereinafter generally called the “Securities,” and individually, a “Security”) to be issued in one or more series as may be determined by the Company under the Base Indenture from time to time, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

WHEREAS, pursuant to the terms of this First Supplemental Indenture, the Company desires to provide for the establishment of a new series of Securities to be known as the “4.00% Convertible Junior Subordinated Debentures due 2047” (the “Debentures”), the form and substance of such Debentures and the terms, provisions and conditions thereof to be as set forth in the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and

WHEREAS all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms (and to make the Debentures, when duly executed by the Company and duly authenticated and delivered by the Trustee, the valid and enforceable obligations of the Company) have been performed, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportional benefit of all Holders of Debentures, as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definition of Terms.

Unless the context otherwise requires:

(a)           a term not defined herein that is defined in the Base Indenture has the same meaning when used herein as is given thereto in the Base Indenture;

(b)           a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c)           definitions made herein in the singular also apply to the term defined as used in the plural and vice versa;

(d)           unless otherwise specified, any reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

(e)           headings are for convenience of reference only and do not affect interpretation; and

(f)            the following terms have the following meanings:

“2% Issuance Cap” has the meaning set forth in Section 3.2(c).

“Additional Shares” has the meaning set forth in Section 2.22.

“Asset Sale Make-Whole Fundamental Change” means any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, or of all or substantially all of the property or assets of the Company and the Subsidiaries on a consolidated basis, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

“Automatic Conversion Date” has the meaning set forth in Section 2.8(b).

“Available for Issuance” has the following meanings: (a) Qualifying Preferred Stock “Available for Issuance,” shall be determined at any time, by (i) deducting from the number of the Company’s authorized and unissued shares of preferred stock the maximum number of such shares that can be issued under existing reservations and commitments under which the Company is able to determine such maximum number and (ii) allocating remaining authorized shares of preferred stock on a pro rata basis, or such other basis as the Company determines is appropriate, the remaining available shares to the Alternative Payment Mechanism and to any other similar commitment that is of an indeterminate nature and under which the Company is then required to issue shares; (b) Common Stock “Available for Issuance” shall be determined at any time by subtracting from the number of the Company’s authorized and unissued shares of Common Stock the number of those shares of Common Stock that the Company is unable to issue due to their reservation for other purposes.

“Base Indenture” has the meaning set forth in the Recitals.

“Business Day” means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.

“Change in Control” has the meaning set forth in 2.23(f).

“Closing Sale Price” of any share of Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such Trading Day as reported on the principal United States securities exchange on which such Common Stock is traded or, if such Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated.  In the absence of such quotation, but only with respect to the Company’s Common Stock, the Closing Sale Price will be an amount determined in good faith by the Company’s Board of Directors to be the fair value of such Common Stock, and such determination shall be conclusive.

If during a period applicable for calculating Closing Sale Price, a distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Conversion Rate pursuant to Section 2.18 of the First Supplemental Indenture and the relevant Ex-Dividend Date is not the second Trading Day immediately prior to the related Record Date or date fixed for the determination of the shareholders entitled to receive a distribution, Closing Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such distribution, subdivision or combination on the price of the Common Stock during such period.

“Commercially Reasonable Efforts” to sell Qualifying Securities in accordance with the Alternative Payment Mechanism means commercially reasonable efforts by the Company to complete the offer and sale of Qualifying Securities to third parties that are not affiliates of the Company in public offerings or private placements. The Company will not be excused from its obligations under the Alternative Payment Mechanism if it determines not to pursue or complete the sale of Qualifying Securities due to pricing, dividend rate or dilution considerations.

“Common Stock” means the common stock, $0.25 par value per share, of the Company, or such other capital stock of the Company into which the Company’s common stock is reclassified or changed.

“Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, amalgamation, statutory arrangement, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

“Company” has the meaning set forth in the Recitals.

“Compounded Interest” means additional interest on any accrued and unpaid interest, to the extent permitted by applicable law, at the Debenture Interest Rate compounded semi-annually.

“Controlled Subsidiary” means any corporation in which the Company owns, directly or indirectly, more than 50% of the voting stock or other voting interests.

“Conversion Date” has the meaning set forth in Section 2.14.

“Conversion Price” means, on any day, $1,000 divided by the Conversion Rate in effect on that day.

“Conversion Rate” has the meaning set forth in Section 2.17.

“Covenant Breach” means a default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than an Event of Default as defined in Section 2.9(a) hereof or a covenant or warranty that has been included solely for the benefit of Securities of another series), and a continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of a majority in principal amount of the Outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default.”

“Current Market Price” of the Company’s Common Stock means, for any day, the average of the Closing Sale Price per share of the Company’s Common Stock for each of the five consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

“Current Stock Market Price” of the Company’s Common Stock on any date for this purpose will be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Company’s Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Company’s Common Stock is traded or quoted. If the Company’s Common Stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the “Current Stock Market Price” will be the last quoted bid price for the Company’s Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Company’s Common Stock is not so quoted, the “Current Stock Market Price” will be the average of the mid-point of the last bid and ask prices for the Company’s Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Custodian” means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

“Debenture Interest Rate” has the meaning set forth in Section 2.5(a).

“Debentures” has the meaning set forth in the Recitals.

“Deferred Interest” means all interest deferred pursuant to Section 2.6, as then accrued and unpaid, together with Compounded Interest thereon.

“Deferred Interest Additional Shares” has the meaning set forth in Section 2.15(c).

“Distributions” means, as to any security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Company.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Effective Date” has the meaning specified in Section 2.22(b).

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company received during the 180-day period prior to that Interest Payment Date from the issuance or sale of Qualifying Securities (in the case of Qualifying Preferred Stock, up to the Preferred Stock Issuance Cap), in each case to persons that are not affiliates of the Company.

“Event of Default” has the meaning set forth in Section 2.9(a).

“Exchange Property” has the meaning set forth in Section 2.17(b).

“Exchange Property Value” has the meaning set forth in Section 2.17(c).

“Ex-Dividend Date” means the first date on which the Company’s Common Stock trades on the applicable exchange or in the applicable market, “regular way,” without the right to receive a relevant issuance or distribution.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction, as conclusively determined in good faith by the Board of Directors.

“Final Maturity Date” has the meaning set forth in Section 2.2.

“First Supplemental Indenture” has the meaning set forth in the Recitals.

“Foregone Interest” has the meaning set forth in Section 2.6(f).

“Fundamental Change” has the meaning set forth in Section 2.23(f).

“Fundamental Change Notice Date” has the meaning set forth in Section 2.23(a).

“Fundamental Change Option” has the meaning set forth in Section 2.23(a).

“Fundamental Change Option Period” has the meaning set forth in Section 2.23(a).

“GAAP” means, at any date or for any period, U.S. generally accepted accounting principles, as in effect on such date or for such period.

“Global Debenture” has the meaning set forth in Section 2.4(a).

“Indenture” has the meaning set forth in the Recitals.

“Interest Payment Date” has the meaning set forth in Section 2.5(a).

“Interest Payment Period” means any semi-annual period during which interest accrues pursuant to this Indenture.

“Issue Date” means March 14, 2007.

“Junior Debt Securities” means debt securities that rank, upon liquidation, junior to the Debentures.

“Legally Binding Replacement Covenant” generally means a covenant made by the Company to the effect that the Company will only fund repurchases or other acquisitions of Debentures for cash, or make certain other cash payments in respect of the Debentures, out of the proceeds received by the Company or one of the Subsidiaries from the sale of replacement securities that are as or more equity-like than the Debentures, within six months of the purchase, acquisition or other payment.

“Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change.

“Mandatory Trigger Provision” means provisions in the terms of the applicable security or the transaction agreements relating thereto that:

(a) due to a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, require or permit the Company to make payments in respect of interest or distributions on such securities only pursuant to the issuance and sale of permitted types of securities (such as Common Stock, warrants, Preferred Stock or other equity-like securities);

(b) prohibit the Company from repurchasing any of the Company’s Common Stock or other equity or equity-like securities prior to a specified date after the Company applies the net proceeds of the sales described in clause (a) to pay such unpaid interest or distributions; and

(c) upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the Company, limit claims of holders of such securities in respect of distributions that accumulate during a period in which the Company fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(i)            the Company may not issue Qualifying Securities without obtaining the consent or approval of a regulatory body (including, without limitation, any securities exchange) or governmental authority, and the Company has used commercially reasonable efforts to obtain such consent or approval but such consent or approval has not been obtained;

(ii)           the Company does not have sufficient Common Stock Available for Issuance to raise sufficient Eligible Proceeds to pay the interest payments on the Debentures and the Company has used commercially reasonable efforts to obtain the consent or approval of its stockholders to increase the amount of its authorized Common Stock but such consent or approval has not been obtained; provided that the Market Disruption Event described in this clause (ii) shall not relieve the Company of its obligation to issue the number of shares of Qualifying Preferred Stock and to issue the number of Qualifying Warrants for which the Company has Common Stock Available for Issuance, and to apply the proceeds thereof in partial payment of Deferred Interest;

(iii)          trading in securities generally or Common Stock or Preferred Stock on the principal exchange on which the Common Stock or Preferred Stock is then listed and traded (as of the date hereof, in the case of the Common Stock, the NYSE) has been suspended or the settlement of such trading generally has been materially disrupted;

(iv)          (a) (1) the United States has become engaged in hostilities, (2) there has been an escalation in hostilities involving the United States or (3) there has been a declaration of a national emergency or war by the United States or (b) there has occurred any material adverse change in (1) domestic or international economic, political or financial conditions (including from terrorist activities) or (2) the effect of international conditions on the financial markets in the United States that, in any of the circumstances described in clauses (a) or (b) of this clause, materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;

(v)           a material disruption has occurred or a banking moratorium has been declared in commercial banking or securities settlement or clearance services, and such disruption or moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;

(vi)          minimum or maximum prices have been fixed, or maximum ranges for prices of securities are required on the NYSE or by the Commission or another governmental authority which, in either case, materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;

(vii)         an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying Securities would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in the Company’s reasonable judgment, would have a material adverse effect on the Company’s business or (2) the disclosure relates to a previously undisclosed proposed or pending material development or business transaction, the disclosure of which would impede the Company’s ability to consummate such transaction, provided that no single suspension period contemplated by this clause (vii) shall exceed 90 consecutive days and multiple suspension periods contemplated by this subsection may not exceed an aggregate of 90 days in any 180-day period; or

(viii) the Company reasonably believes that the offering document for the offer and the sale of its Qualifying Securities would not be in compliance with a rule or regulation of the Commission (for reasons other than those described in clause (vii) above) and the Company is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this clause (viii) shall exceed 90 consecutive days and multiple suspension periods described in this clause (viii) shall not exceed an aggregate of 90 days in any 180-day period.

“Maximum Share Cap” has the meaning set forth in Section 3.2.

“Non-Cumulative Perpetual Preferred” means perpetual Preferred Stock (which may or may not be redeemable by the Company) with respect to which the Company may elect to defer or skip any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.

“NYSE” mean the New York Stock Exchange, Inc.

“Optional Deferral Period” has the meaning set forth in Section 2.6(a).

“Outstanding” has the meaning set forth in Section 1.01 of the Base Indenture.

“Parity Debt Securities” means debt securities that rank, upon liquidation, pari passu with the Debentures.

“Parity Guarantees” means guarantees that rank, upon liquidation, pari passu with the Debentures.

“Permitted Remedies” means, with respect to any Preferred Stock, one or more of the following remedies:

(a)           rights in favor of the holders of such securities permitting such holders to elect one or more directors of the Company (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded);

(b)           complete or partial prohibitions on the Company paying Distributions on or repurchasing Common Stock or other securities that rank, upon liquidation, pari passu with or junior to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid; and

(c)           an alternative payment mechanism similar to the Alternative Payment Mechanism.

“Preferred Stock” means preferred stock of the Company.

“Preferred Stock Cap” has the meaning set forth in Section 3.2(a)

“Qualifying Preferred Stock” means Preferred Stock issued by the Company, up to the Preferred Stock Issuance Cap, on such terms as the Company may establish, or depositary shares representing interests in such Preferred Stock.  The Company may, at a later date at its option and without the consent of Holders, amend the definition of  Qualifying Preferred Stock to impose additional criteria in order for Preferred Stock to qualify as Qualifying Preferred Stock.  These criteria may include, but need not be limited to, one or more of the following:

(a)           a requirement that the Preferred Stock be Non-Cumulative Perpetual Preferred Stock;

(b)           a requirement that the Preferred Stock be subject to a Legally Binding Replacement Covenant;

(c)           a requirement that the Preferred Stock be subject to a Replacement Capital Intention;

(d)           a requirement that the Preferred Stock be subject to a Mandatory Trigger Provision; and

(e)           a requirement that the Preferred Stock be subject to no remedies other than Permitted Remedies.

“Qualifying Securities” initially means Qualifying Warrants and Qualifying Preferred Stock.  The Company may, at a later date at its option and without the consent of Holders, amend the definition of Qualifying Securities to add the Company’s Common Stock as Qualifying Securities.

“Qualifying Warrants” are net share settled warrants to purchase the Company’s Common Stock that have an exercise price greater than the Current Stock Market Price of the Company’s Common Stock as of their date of issuance, that the Company is not entitled to redeem for cash and that the holders of such warrants are not entitled to require the Company to repurchase for cash in any circumstance.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Dividend Amount” has the meaning set forth in Section 2.17(f).

“Regular Quarterly Cash Dividend” shall mean any regular quarterly cash dividend paid in a single quarterly installment or any combination of cash dividends paid in any calendar quarter that are designated by the Company pursuant to a resolution of the Board of Directors as being portions of the Company’s regular quarterly cash dividend and that are paid in lieu of a single regular quarterly cash dividend (provided that, in the case of a regular quarterly cash dividend paid in portions, the aggregate amount of such portions is no greater than the regular quarterly cash dividend paid in the immediately preceding calendar quarter).

“Regular Record Date” has the meaning set forth in Section 2.5(d).

“Replacement Capital Intention” means a public statement of intention by the Company, in filings made by the Company with the Commission, to the effect that the Company will only fund repurchases or other acquisitions of the Debentures for cash, or make certain other cash payments in respect of the Debentures, out of the proceeds received by the Company or one of the Subsidiaries from the sale of replacement securities that are as or more equity-like than the Debentures, within six months of the purchase, acquisition or other payment.

“Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

“Securities” or “Security” has the meaning set forth in the Recitals.

“Senior Indebtedness” means the principal of, premium, if any, and interest on:

(a)           all indebtedness of the Company, whether outstanding on the date of the issuance of the Debentures or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note, bond, indenture or similar instrument;

(b)           all of the Company’s obligations under leases required or permitted to be capitalized under GAAP;

(c)           all of the Company’s reimbursement obligations with respect to any letter of credit, banker’s acceptance, security purchase facility or similar credit transactions;

(d)           all of the Company’s conditional sales agreements or agreements or obligations to pay deferred purchase prices, other than in the ordinary course of business;

(e)           all of the Company’s obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect against fluctuations in interest rates or foreign exchange rates;

(f)            all obligations of the types referred to in clauses (a) through (e) above of another Person, the payment of which the Company is responsible or liable for as obligor, guarantor or otherwise; and

(g)           amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness.

Senior Indebtedness shall continue to be Senior Indebtedness and to be entitled to the benefits of the subordination provisions of this First Supplemental Indenture irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness, or any extension or renewal of the Senior Indebtedness.  Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (i) trade accounts payable or indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business, (ii) any indebtedness which by its terms is expressly made pari passu with or subordinated to the Debentures or (iii) obligations of the Company owed to its Subsidiaries.

“Stock Price” has the meaning set forth in Section 2.22(b).

“Termination of Trading” has the meaning set forth in Section 2.23(f).

“Trading Day” in respect of the Common Stock or any other security means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

“Trigger Event” has the meaning set forth in Section 2.17.

“Trustee” has the meaning set forth in the Recitals.

“Volume-Weighted Average Price” per share of the Company’s Common Stock on a Trading Day is the means the volume-weighted average price per share of the Company’s Common Stock on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by the Company’s Board of Directors to be the Fair Market Value of the Common Stock, which determination shall be conclusive) from 9:30 A.M. to 4:00 P.M., New York City time, on that Trading Day, as displayed by Bloomberg or such other comparable service determined in good faith by the Company that has replaced Bloomberg.

“Voting Stock” of any Person means the total outstanding voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

ARTICLE II

TERMS OF THE DEBENTURES

Pursuant to Section 3.01 of the Base Indenture, the Debentures are hereby established with the following terms and other provisions:

Section 2.1             Designation and Principal Amount.

(a)           There is hereby authorized a series of Securities designated the “4.00% Convertible Junior Subordinated Debentures due 2047,” in the initial aggregate principal amount of $172,500,000.

(b)           The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture but without the consent of the Holders of Debentures, create and issue pursuant to this Indenture an unlimited principal amount of additional Debentures (in excess of any amounts theretofore issued) having the same terms and conditions as those of the other Outstanding Debentures, except that any such additional Debentures (i) may have a different issue date and issue price from other Outstanding Debentures and (ii) may have a different date from which interest shall accrue and amount of interest payable on the first Interest Payment Date after issuance than other Outstanding Debentures.  Such additional Debentures shall constitute part of the same series of Debentures hereunder.

Section 2.2             Issue Date; Maturity.  The Debentures shall mature on March 15, 2047 (the “Final Maturity Date”), except in the case of (a) prior conversion pursuant to Section 2.8 and Section 2.13 or (b) the occurrence and continuation of an Event of Default as a result of which the Debentures are accelerated prior to maturity.

Section 2.3             Place of Payment and Surrender for Registration of Transfer.  Payment of principal of and interest on the Debentures shall be made, the transfer of Debentures will be registrable and Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount at the office or agency of the Trustee maintained for such purpose, initially the Corporate Trust Office.  Payment of any principal and interest on Debentures issued as Global Debentures shall be payable by the Company through the Paying Agent to the Depositary in immediately available funds.  At the Company’s option, interest on Debentures issued in physical form may be payable (i) by a U.S. dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) upon application to the Security Registrar not later than 10 days before the Interest Payment Date by a Holder of Debentures having an aggregate principal amount in excess of $2,000,000, by wire transfer in immediately available funds, which application shall remain in effect until the Holder of Debentures notifies, in writing, the Security Registrar to the contrary.

Section 2.4             Registered Securities; Form; Denominations; Depositary.

(a)           The Debentures shall be issued in fully registered form as registered Securities and shall be initially issued in the form of one or more permanent Global Debentures (the “Global Debentures”), in the form of Exhibit B hereto.  The Debentures shall not be issuable in bearer form.  The terms and provisions contained in the Global Debentures shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b)           The Debentures shall be issued in denominations of $1,000 and whole multiples thereof.

Section 2.5             Interest.

(a)           The Debentures will accrue interest at a rate per annum of 4.00% (the “Debenture Interest Rate”) of the principal amount of $1,000 per Debenture, payable, subject to the provisions of Section 2.6, semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing on September 15, 2007.

(i)                            The amount of interest payable for any Interest Payment Period will be computed as follows:

(1)                                           for any full Interest Payment Period, on the basis of a 360-day year of 12 30-day months;

(2)                                           for any period shorter than a full Interest Payment Period, on the basis of 30-day months; and

(3)            for any period shorter than a 30-day month, on the basis of the actual number of days elapsed in that period.

(ii)                           In the event that any Interest Payment Date is not a Business Day, payment of the interest payable on such Interest Payment Date shall be made on the next succeeding day that is a Business Day without any interest or other payment in respect of any such delay.

(b)           Interest will accrue and compound semi-annually at the Debenture Interest Rate from and including the date of initial issuance or the last Interest Payment Date in respect of which interest has been paid or duly provided for, as applicable, to but excluding the next succeeding Interest Payment Date on which the interest is actually paid, the Conversion Date or the Final Maturity Date, as the case may be.

(c)           Interest not paid on any Interest Payment Date, including any interest deferred during any Optional Deferral Period, will accrue and compound semi-annually at the Debenture Interest Rate, to the extent permitted by applicable law.  Subject to Section 2.5(a)(ii), such interest shall accrue and compound to the date that it is actually paid.

(d)           For so long as the Debentures are held in book-entry-only form, interest shall be paid on each Interest Payment Date to the Person in whose name a given Debenture is registered in the Security Register at 5:00 p.m., New York City time, on the last Business Day prior to the Interest Payment Date (each such date a “Regular Record Date”).  In the event that the Debentures are no longer held in book-entry-only form or are not represented by Global Securities, the Company may select different Regular Record Dates, which must each be at least one Business Days before the relevant Interest Payment Dates.

Section 2.6             Optional Deferral of Interest.

(a)           Subject to Section 3.2, as long as no Event of Default has occurred and is continuing, the Company shall have the right at any time and from time to time, to defer payments of interest on the Debentures by extending the Interest Payment Period on the Debentures for a period not exceeding 10 years, in the aggregate, following the Interest Payment Date on which interest was deferred (an “Optional Deferral Period”).  During an Optional Deferral Period, Deferred Interest on the Debentures shall not be due and payable, but will continue to accrue and compound semi-annually at the Debenture Interest Rate.

(b)           An Optional Deferral Period shall terminate on such date as all accrued and unpaid interest, together with Compounded Interest, if any, has been paid by the Company, provided that in no event shall an Optional Deferral Period extend beyond the date which is 10 years following the commencement of the Optional Deferral Period, beyond the Automatic Conversion Date or beyond the Final Maturity Date of the Debentures.  Upon termination of an Optional Deferral Period, the Company may commence a new Optional Deferral Period, subject to the other conditions in this Section

2.6, there being no limit to the number of such new Optional Deferral Periods the Company may elect.

(c)           During an Optional Deferral Period, the Company shall be subject to the covenants set forth in Section 3.1.

(d)           The Company shall give written notice of its election to defer payments of interest on the Debentures for an Optional Deferral Period, which such notice shall be irrevocable, at least 15 and not more than 60 days prior to the first Interest Payment Date during such Optional Deferral Period as follows:

(i)            by first class mail, postage prepaid, addressed to the Holders of Debentures; or

(ii)           as to any Global Debenture registered in the name of DTC or its nominee, by e-mail, fax, or any other manner as agreed to by the Company and the Holders of any such Global Debenture.

A copy of any such notice to Holders of Debentures or Global Debentures, if given by the Company, shall be mailed or delivered to the Trustee at the same time.

(e)           The Company shall give written notice to the Holders of Debentures, with a copy to the Trustee, of its election to terminate an Optional Deferral Period at least 15 days but not more than 60 days prior to the Interest Payment Date upon which the Optional Deferral Period shall terminate and all Deferred Interest shall be paid.

(f)            By acquiring a Debenture or an interest therein, each Holder or beneficial owner of a Debenture, as the case may be, agrees that if there is an Event of Default pursuant to Section 2.9(a)(iv) prior to the Final Maturity Date, the Automatic Conversion Date or conversion of the Debentures, any unpaid Deferred Interest, or Compounded Interest thereon, in excess of the amount of such interest that is equal to two years of accrued and unpaid interest (including Compounded Interest on the two earliest years of Deferred Interest) on the Debentures (the “Foregone Interest”) shall not be due and payable and no such Holder or beneficial owner will have any claim for, and thus any right to receive, such Foregone Interest; provided that such limitation shall not reduce the amounts holders of Senior Indebtedness would have been entitled to receive in the absence thereof.  Subject to the foregoing, any Deferred Interest will in all events be due and payable upon the Final Maturity Date.

(g)           At the termination of any Optional Deferral Period, the Company shall pay all Deferred Interest then accrued and unpaid, together with Compounded Interest, on the Interest Payment Date on which such Optional Deferral Period terminates.  Unless otherwise terminated pursuant to Section 2.6(e), an Optional Deferral Period will be deemed to terminate upon any acceleration of the Final Maturity Date.

(h)           In no event shall any Optional Deferral Period (i) exceed 10 consecutive years following the first Interest Payment Date on which any interest payment was deferred pursuant to Section 2.6, (ii) unless Deferred Interest is satisfied using the Alternative Payment Mechanism, end on a date other than an Interest Payment Date, (iii) extend beyond the Automatic Conversion Date or (iv) extend beyond the Final Maturity Date.  For purposes of determining compliance with the foregoing limitation on any Optional Deferral Period, (x) only when all Deferred Interest has been paid shall any Optional Deferral Period end; and (y) after the commencement of an Optional Deferral Period, the period from the first Interest Payment Date for which interest is deferred pursuant to Section 2.6 and ending on the date on which all Deferred Interest, including Compounded Interest, is paid in full, shall be included for purposes of calculating the length of an Optional Deferral Period.

Section 2.7             Redemption.  The Debentures will not be subject to redemption.

Section 2.8             Automatic Conversion.

(a)           At any time on or after March 20, 2012, the Company shall have the right, at its option, to cause the Debentures, in whole but not in part, to be automatically converted into a number of whole shares of Common Stock at the Conversion Rate then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 2.16 hereof (an “Automatic Conversion”). The Company may exercise its right to cause an Automatic Conversion pursuant to this Section 2.8 only if the Closing Sale Price of the Common Stock has exceeded 150% of the then prevailing Conversion Price for at least 20 Trading Days in any consecutive 30 Trading Day period, including the last Trading Day of such 30 Trading Day period, ending on the Trading Day prior to the Company’s issuance of a press release, as described in Section 2.8(b) hereof, announcing the Company’s exercise of its right to cause Automatic Conversion.

(b)           To exercise its right to call an Automatic Conversion described in Section 2.8(a) hereof, the Company must issue a press release, in compliance with Section 1.6 of the Base Indenture, prior to the close of business on the first Trading Day following any date on which the conditions described in Section 2.8(a) hereof are met, announcing such an Automatic Conversion. The Company shall also give notice by mail, in accordance with Section 1.6 of the Base Indenture, to the Holders, with a copy to the Trustee, (not more than four Business Days after the date of the press release) of the election to call an Automatic Conversion. The conversion date will be a date selected by the Company (the “Automatic Conversion Date”) and will be no more than 15 days after the date on which the Company issues the press release described in this Section 2.8(b).

(c)           In addition to any information required by applicable law or regulation, the press release and notice of an Automatic Conversion described in Section 2.8(b) shall state, as appropriate: (a) the Automatic Conversion Date; (b) the number of shares of Common Stock to be issued upon conversion of each $1,000 principal amount of Debentures; (c) the principal amount of Debentures to be converted; and (d) that interest on the Debentures to be converted will cease to accrue on the Automatic Conversion Date.

(d)           On and after the Automatic Conversion Date, interest will cease to accrue on the Debentures called for an Automatic Conversion, all rights of Holders will terminate (except for the right to receive the whole shares of Common Stock issuable upon conversion thereof at the Conversion Rate then in effect and cash in lieu of any fractional shares of Common Stock, settled in accordance with Section 2.16 hereof). If the Automatic Conversion Date occurs during the period between the close of business on any Regular Record Date and the close of business on the corresponding Interest Payment Date, the interest payment with respect to the Debentures will be payable to the Holder of record of such Debentures on such Regular Record Date. Except as provided in the immediately preceding sentence, with respect to an Automatic Conversion pursuant to Section 2.8(a) hereof, the Company shall make no payment or adjustment for accumulated and unpaid interest, relating to the current Interest Period.

(e)           The Company may not authorize, issue a press release or give notice of any Automatic Conversion pursuant to Section 2.8(a) hereof (i) during an Optional Deferral Period and (ii) unless, prior to giving the notice of Automatic Conversion, all accrued and unpaid Deferred Interest on the Debentures, including Compounded Interest, for periods ended prior to the date of such notice or press release shall have been paid.

Section 2.9             Events of Default.

(a)           The Base Indenture is hereby amended and supplemented with respect to the Debentures as follows: An “Event of Default” with respect to the Debentures shall mean (and the following shall replace in their entirety the provisions of clauses (1) through (7) of Section 5.1 of the Base Indenture with respect to the Debentures):

(i)            default for 30 calendar days in the payment of any interest on the Debentures, including any Compounded Interest, when it becomes due and payable under the Indenture; provided, however, that the deferral of interest during an Optional Deferral Period satisfying Section 2.6 hereof shall not constitute a default in the payment of interest;

(ii)           deferral of interest on the Debentures, due to an optional deferral, that continues for 10 consecutive years after the date on which the Company began the deferral of interest without all Deferred Interest, including any Compounded Interest, having been paid in full on or prior to the day that is 30 days after the date that is 10 years after the commencement of such deferral;

(iii)          default in the payment of the principal of the Debentures when due; or

(iv)          (A) the commencement by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (B) the consent by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary to (I) the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to (II) the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or (C) the filing by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or (D) the consent by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian of the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or of any substantial part of their properties, or (E) the making by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of an assignment for the benefit of creditors, or (F) the admission by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in writing of their inability to pay its debts generally as they become due, or (G) the taking of corporate action by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary expressly in furtherance of any such action.

(b)           Notwithstanding anything to the contrary contained in Article Five of the Base Indenture, in the event of a default pursuant to Section 2.9 (a)(iv) prior to the Final Maturity Date or conversion of the Debentures no Holder or beneficial owner of a Debenture, as the case may be, shall have any claim for, or right to receive, any Foregone Interest and any Foregone Interest shall not be due and payable.

(c)           For the avoidance of doubt, the use of sources of funding other than the Alternative Payment Mechanism to fund payments of Deferred Interest following the date that is five years following the first Interest Payment Date as of which the Company commenced an Optional Deferral Period, shall not constitute an Event of Default, but a Covenant Breach.

Section 2.10           Covenant Breaches.  The Base Indenture is hereby amended and supplemented with respect to the Debentures as follows:

(a)           Section 5.7 is amended in its entirety as follows: “(1)  No Holder of a 4.00% Convertible Junior Subordinated Debenture (a “Debenture”) shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) (A) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, with a copy to the Company, or (B) the Trustee shall have previously given notice of such default to the Company, (ii) the Holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding, or a majority in aggregate principal amount of the Debentures then Outstanding, in the case of a Covenant Breach (as defined in the First Supplemental Indenture hereto, dated as of March 14, 2007), shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (iii) the Trustee for 90 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding during such 90-day period, and (iv) during such 90-day period no direction inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in aggregate principal amount of the Debentures then Outstanding (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture), it being understood and intended, and being expressly covenanted by the Holder of every Debenture with every other Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders.

Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Debenture to receive payment of the principal of, and interest on, such Debenture, on or after the respective due dates expressed in such Debenture or to receive any consideration due to such Holder upon any conversion of Debentures, or to institute suit for the enforcement of any such payment on or after such respective dates or for the enforcement of the Company’s obligation to deliver conversion consideration when due shall not be impaired or affected without the written consent of such Holder.

(2)   If an Event of Default with respect to the Debentures occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Debentures by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

If a Covenant Breach with respect to the Debentures occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.  If a Covenant Breach with respect to the Debentures occurs and is continuing, and then only if the Trustee is directed by Holders of Debentures pursuant to and in accordance with Section 5.12 hereof and, if so requested by the Trustee, an indemnity reasonably satisfactory to it is granted by the Holders, the Trustee shall proceed to protect and enforce the rights of the Holders of the Debentures by such appropriate judicial proceedings as such Holders shall so direct to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.”

(b)           Section 5.13 is amended in its entirety as follows: “Subject to Section 5.2 of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding may on behalf of the Holders of all of the Debentures waive any past Covenant Breach, default or Event of Default  hereunder with respect to the Debentures and its consequences, except a default

(1)           in the payment of interest on, or the principal of, any of the Debentures or

(2)           a default arising from the Company’s failure to convert any Debenture at the option of a holder in accordance with the Indenture or any supplemental indenture or

(3)           in respect of a provision of this Indenture that, under Article 9, cannot be modified or amended without the consent of each Holder of each Debenture affected by such modification or amendment.

Upon any such waiver the Company, the Trustee and the Holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Covenant Breach, default or Event of Default or impair any right consequent thereon.  Whenever any Covenant Breach, default or Event of Default hereunder shall have been waived as permitted by this Section 5.13, said Covenant Breach, default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing.”

(c)           The final sentence of Section 6.3 is amended in its entirety as follows: “For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, a Covenant Breach or Event of Default.”

(d)           The parties hereto agree and acknowledge that in the case of any failure to deliver consideration deliverable in respect of any conversion, monetary damages would not be adequate and hereby specify specific performance as the remedy for any such failure.

Section 2.11           Designation of Depositary.  Initially, the Depositary for the Debentures will be DTC.  The Global Debentures will be registered in the name of the Depositary or its nominee, initially Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants.

Section 2.12           Definitive Form of Debentures.  The Debentures shall be issued in definitive form only under the limited circumstances set forth in Section 3.5 of the Base Indenture.

Section 2.13           Conversion at the Option of the Holder.

(a)           The Debentures shall be convertible into shares of Common Stock at any time prior to 5:00 P.M., New York City Time, on the Business Day immediately preceding the Final Maturity Date.

(b)           The Company appoints the Trustee as the initial conversion agent.  The Trustee may resign from its appointment as conversion agent at any time and the Company shall then appoint a new conversion agent.

(c)           A Holder of Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted his Debentures and received upon conversion thereof shares of Common Stock.

(d)           A Holder may convert a portion of the principal amount of such Holder’s Debentures, if such portion is $1,000 principal amount or an integral multiple of $1,000.

(e)           To the extent that the Common Stock (or cash, pursuant to Section 2.16) received by a Holder of Debentures upon the conversion of the Debentures is subject to U.S. withholding tax and such Common Stock (or cash, pursuant to Section 2.16) is not sufficient to comply with the Company’s U.S. withholding obligations with respect to these amounts, the Company may, to the extent required by law, recoup or set-off such liability against any payments subsequently made with respect to such Common Stock, including, but not limited to, any actual cash dividends or distributions subsequently made with respect to such Common Stock.

Section 2.14           Exercise of Conversion Right.

(a)           In order to exercise the conversion right with respect to any Debenture in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose in The City of New York pursuant to Section 10.2 of the Base Indenture or, at the option of the Holder of such Debenture, the Corporate Trust Office, such Debenture with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Debenture duly endorsed for transfer, accompanied by the funds, if any, required by this Section 2.14.  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for any shares of Common

Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 2.19.  In addition, if the conversion is being made pursuant to the exercise of the Fundamental Change Option, the conversion notice shall so state.

(b)           In order to exercise the conversion right with respect to any interest in a Global Debenture, the beneficial owner must arrange for its broker, dealer or other DTC participant to complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent; and pay the funds, if any, required by this Section 2.14 and any transfer taxes if required pursuant to Section 2.19.

(c)           The date on which all requirements for conversion set forth herein are satisfied being is herein referred to as the “Conversion Date.”

(d)           If the Company is required to issue shares of Common Stock upon settlement in accordance with Section 2.22, as promptly as practicable the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 10.2 of the Base Indenture, (i) the number of full shares of Common Stock (if any) issuable upon the conversion of such Debenture or portion thereof as determined by the Company in accordance with the provisions of Section 2.22, and (ii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 2.17.

(e)           The Company will deliver the Common Stock, and cash in lieu of fractional shares, if any, as promptly as practical after the Conversion Date, but in no event later than three Business Days thereafter.

(f)            The Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record f the shares represented thereby.  All anti-dilution adjustments to the Conversion Rate and determinations as to entitlement to interest thereon shall be carried out through that date in respect of the Debentures converted and upon that date the Holder will no longer be a Holder of such Debentures, subject to the rights of such Holder to receive any adjustment pursuant to Section 2.22.

(g)           Upon receipt of written confirmation from the Company that the conversion of an interest in a Global Debenture, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Debentures.

(h)           In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 3. 3 of the Base Indenture, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder of the Debenture so surrendered, without charge to the Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

Section 2.15           Adjustment for Interest or Dividends.

(a)           If the Conversion Date applicable to the conversion of any Debenture falls after a Regular Record Date but prior to the corresponding Interest Payment Date, interest accrued and unpaid with respect to the Interest Payment Period for such Regular Record Date thereon shall be payable to the holder of record on such Regular Record Date.  However, any Debenture or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any Interest Payment Date to 5:00 p.m., New York City time, on the Business Day preceding the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable by the Company on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made

(1) if a Holder converts its Debentures in connection with an Automatic Conversion and the Company has specified an Automatic Conversion Date that would, if it were the Conversion Date for any Debentures, fall after a Record Date and on or prior to the corresponding Interest Payment Date,

(2) if a Holder converts its Debentures in connection with a Make-Whole Fundamental Change and the final date upon which Debentures may be converted to qualify for receipt of the related Additional Shares would, if it were the Conversion Date for any Debentures, fall after a Record Date and on or prior to the corresponding Interest Payment Date,

(3) to the extent of any overdue or deferred interest, including any Compounded Interest, if any overdue or deferred interest exists at the time of conversion with respect to such Debenture, or

(4) if Holder converts its Debentures following the last Record Date prior to March 15, 2047.  Except as otherwise provided in this First Supplemental Indenture, no payment or other adjustment shall be made for dividends on any shares issued upon the conversion of such Debenture hereunder.

(b)           Accrued interest, if any, to the Conversion Date not paid in cash is deemed to be paid in full with the shares of Common Stock delivered upon conversion, rather than cancelled, extinguished or forfeited.

(c)           Notwithstanding Section 2.15(b), Holders will receive additional shares of Common Stock (“Deferred Interest Additional Shares”), and cash in lieu of fractional shares, in lieu of Deferred Interest, if any, including any Compounded Interest accrued and unpaid through, but not including, the Conversion Date (regardless of when such conversion occurs).

(d)           The number of Deferred Interest Additional Shares delivered pursuant to Section 2.15(c) shall be equal the amount of Deferred Interest, if any, plus Compounded Interest thereon, to, but not including, the Conversion Date divided by 97% of the average of the daily Volume-Weighted Average Prices per share of the Company’s Common Stock for each of the five consecutive Trading Days ending on the second Trading Day immediately prior to the Conversion Date.

(e)           If such Deferred Interest Additional Shares are required to be registered under the Securities Act of 1933, as amended, in order to be freely tradeable in the hands of Holders, then the Company will use commercially reasonable efforts to register such Deferred Interest Additional Shares under the Securities Act of 1933, as amended, so as to permit such shares to be freely sold by Holders.  If the Company is unable to deliver freely tradeable shares to Holders, the Company will instead pay the amount of Deferred Interest in cash through funds raised using the Alternative Payment Mechanism.

Section 2.16           Cash Payments in Lieu of Fractional Shares.  No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures.  If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered.  If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash to the Holder of Debentures at a price equal to the Closing Sale Price on the last Trading Day immediately preceding the Conversion Date.

Section 2.17           Conversion Rate.

(a)           The Conversion Rate (the “Conversion Rate”) for the Debentures is 17.8336 shares of Common Stock per each $1,000 principal amount of the Debentures, subject to adjustment as provided in this Section 2.17.

(b)           In case the Company shall hereafter pay a dividend or make a distribution to all or substantially all holders of its outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution by a fraction,

(i)            the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)           the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.  For the purpose of this clause (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.  If any dividend or distribution of the type described in this clause (b) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(c)           In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock rights or warrants entitling them (for a period expiring within 60 calendar days after the date fixed for determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Company’s Common Stock on the five consecutive Trading Days immediately preceding the date of the first public announcement of such issuance of rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of shareholders entitled to receive such rights or warrants by a fraction,

(i)            the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of shareholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

(ii)           the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of shareholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at Current Market Price for the five consecutive Trading Days immediately preceding the first public announcement of the issuance of such rights or warrants.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of shareholders entitled to receive such rights or warrants; provided that no adjustment to the Conversion Rate shall be made if the Holder shall otherwise participate in such distribution without conversion as a result of holding the Debentures.  To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.

If the rights provided for in any future rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Debentures would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Debentures, if any, the Conversion Rate will be adjusted as provided in Section 2.18(e).

(d)           In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such subdivision or combination by a fraction,

(i)            the numerator of which shall be the number of shares of Common Stock outstanding after, and solely as a result of, such subdivision or combination, and

(ii)           the denominator of which shall be the number of shares of Common Stock outstanding prior to such subdivision or combination,

such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(e)           In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of Common Stock shares of any class of capital stock of the Company, assets (including shares of any Subsidiary or business unit of the Company), debt securities or rights to purchase the Company’s securities (excluding any rights described in clause (c) above and any cash dividends or other cash distributions), then, in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i)            the numerator of which shall be the Current Market Price of the Company’s Common Stock on such Record Date; and

(ii)           the denominator of which shall be the Current Market Price of the Company’s Common Stock on such Record Date less the Fair Market Value (as determined by the Company’s Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the distribution applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price of one share of Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of assets such Holder would have received had such Holder converted each Debenture prior to the Record Date.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 2.17(e) by reference to the actual or when-issued trading market for any securities, it must, in doing so, consider the prices in such market over the same period used in computing the Current Market Price of one share of Common Stock on the applicable Record Date.

Notwithstanding the foregoing, if the dividend or distribution requiring an adjustment pursuant to this clause (e) consists of capital stock of any class or series, or similar equity interests, of a Subsidiary or other business unit of the Company, then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i)            the numerator of which shall be (x) the average of the Closing Sale Prices of the Company’s Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on the NYSE or the principal U.S. stock exchange or interdealer quotation system on which the Company’s Common Stock then listed or quoted, plus (y) the market value distributed per share of the Company’s Common Stock based upon the average of the Closing Sale Prices of the security distributed for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on the NYSE or the principal U.S. stock exchange or interdealer quotation system on which such security is then listed or quoted and

(ii)           the denominator of which shall be the average of the Closing Sale Prices of the Company’s Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on the NYSE or the principal U.S. stock exchange or interdealer quotation system on which Company’s Common Stock is then listed or quoted.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock

(either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 2.17(e) (and no adjustment to the Conversion Rate under this Section 2.17(e) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 2.17(e).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 2.17(e) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 2.17(e) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to Holders of the Debentures upon conversion by such Holders of Debentures to Common Stock, unless such rights or warrants have become separated from the Common Stock in accordance with the provisions of the relevant agreement such that the Holders would not thereafter be entitled to receive such rights or warrants in respect of Common Stock issuable upon conversion of the Debentures.  In such circumstances an adjustment to the Conversion Rate shall be made with respect to Debentures then outstanding pursuant to Section 2.17(e) (to the extent required thereby) upon the separation of the rights or warrants from the Common Stock.

For purposes of this Section 2.17(e) and Sections 2.17(b) and (c), any dividend or distribution to which this Section 2.17(e) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of

Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 2.17(e) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 2.17 (b) and (c) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of shareholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Sections 2.17(b) and (c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 2.17(b).

(f)            In case the Company shall distribute cash dividends or other cash distributions (excluding (i) any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 2.17(g) hereof, (ii) Regular Quarterly Cash Dividends, to the extent the aggregate amount of such Regular Quarterly Cash Dividends in any quarterly period does not exceed thirteen cents ($0.13) per share of Common Stock (the “Reference Dividend Amount”) and (iii) any dividend of distribution in connection with the Company’s liquidation, dissolution or winding up) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x MP0 / (MP0 - C)
where
CR0 = the Conversion Rate in effect immediately prior to the Ex-dividend Date for such distribution;
CR1 = the new Conversion Rate immediately on and after the Ex-dividend Date for such distribution;
MP0 = Current Market Price per share of the Company’s Common Stock on the Ex-Dividend Date for the distribution; and
C = the amount in cash per share that the Company distributes to holders of the Common Stock that exceeds the Reference Dividend Amount (“Excess Amount”);
The Reference Dividend Amount shall be subject to adjustment in a manner that is inversely proportional to adjustments to the Conversion Rate; provided, however, that no adjustments shall be made to the Reference Dividend Amount for any adjustment made to the Conversion Rate pursuant to this Section 2.17(f).
Notwithstanding anything to the contrary in this Section 2.17(f), if an adjustment to the Conversion Rate is required to be made as a result of a distribution that is not a regular quarterly dividend either in whole or in part, the Reference Dividend

Amount shall be deemed to be zero for purposes of determining the adjustment to the Conversion Rate as a result of such distribution.

The Conversion Rate shall not be adjusted pursuant to this Section 2.17(f) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than the par value of the Common Stock; provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to the par value of the Common Stock.
In no event shall the Conversion Rate be decreased pursuant to this Section 2.17(f).  An adjustment to the Conversion Rate pursuant to this Section 2.17(f) shall become effective immediately prior to the open of business on the Ex-dividend Date for the distribution.  To the extent a Regular Quarterly Cash Dividend is paid in multiple portions and the total of such portions exceeds $0.13, then the Conversion Rate in respect of such Regular Quarterly Cash Dividend shall first be adjusted under this Section 2.17(f) in respect of the first portion as a result of which such Regular Quarterly Cash Dividend exceeds $0.13 (with the Excess Amount for purposes of such adjustment being the amount by which such portion, when aggregated with all previously paid portions in respect of such Regular Quarterly Cash Dividend, if any, exceeds $0.13), and the Conversion Rate shall be further adjusted under this Section 2.17(f) in respect of each subsequent payment, if any, constituting a portion of such Regular Quarterly Cash Dividend (with the amount of each such subsequent portion being treated as the Excess Amount for purposes of determining the adjustment in respect of such portion).  Each such adjustment shall become effective immediately prior to the open of business on the Ex-dividend Date in respect of the payment resulting in such adjustment.

(g)           In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any of the Debentures are outstanding, distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock of the Company, where the sum (such sum, the “aggregate amount” for purposes of this Section 2.17(g)) of the amount of such cash distributed and the Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration date of the tender offer or exchange offer (the last date on which shares of Common Stock can be tendered or exchanged), of such other consideration distributed, each per share of Common Stock purchased or exchanged, pursuant to such tender offer or exchange offer as of the expiration date of the tender offer or exchange offer (such purchased or exchanged shares of Common Stock, the “purchased shares” for purposes of this Section 2.17(g)) exceeds the Closing Sale Price per share of the Company’s Common Stock on the Trading Day immediately following the expiration date of such tender offer or exchange offer, then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately following the expiration date of such tender offer or exchange offer by a fraction,

(i)            the numerator of which is equal to the sum of (A) the aggregate amount and (B) the product of (I) an amount equal to (1) the number of shares of Common Stock outstanding as of the expiration date of the tender offer or exchange offer, less (2) the purchased shares and (II) the Closing Sale Price per share of the Company’s Common Stock on the first Trading Day immediately following the expiration date of the tender offer or exchange offer; and

(ii)           the denominator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the expiration date of the tender offer or exchange offer (including all purchased shares) and (B) the Closing Sale Price per share of the Company’s Common Stock on the first Trading Day immediately following the expiration date of the tender offer or exchange offer.

An adjustment, if any, to the Conversion Rate pursuant to this Section 2.18(g) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the expiration date of the tender offer or exchange offer.  In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this Section 2.17(g) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 2.17(g).

(h)           The Company may make such increases in the Conversion Rate, in addition to those required by Section 2.17(b)-(g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Debentures, with a copy to the Trustee, a notice of the increase, and such notice shall state the increased Conversion Rate and the period during which it shall be in effect.

(i)            Until and on September 15, 2046, no adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 2.18(i) are not required to be made shall be carried forward and the Company shall make such carry-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) at the end of each fiscal year, beginning with the fiscal year ending December 31, 2007, (ii) on the Automatic Conversion Date, (iii) upon a Fundamental Change, or upon a Make-Whole Fundamental Changes.  All calculations under this Section 2.17 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.

(j)            Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Debenture at its last address appearing on the Security Register, within 20 calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)           In any case in which this Section 2.17 provides that an adjustment shall become effective immediately after (1) a Record Date for an event, (2) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to Section 2.17(b), (3) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 2.17(c), or (4) the expiration time for any tender or exchange offer pursuant to Section 2.17(g), (each, an “adjustment determination date” for purposes of this Section 2.17(k)), the Company may elect to defer until the occurrence of the applicable “adjustment event” (as hereinafter defined) (x) issuing to the Holder of any Debenture converted after such adjustment determination date and before the occurrence of such adjustment event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such adjustment event over and above the cash and, if applicable, Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional shares.  For purposes of this Section 2.17(k), the term “adjustment event” shall mean:

(i)            in any case referred to in clause (1) hereof, the occurrence of such event,

(ii)           in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii)          in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv)          in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l)            For purposes of this Section 2.17, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(m)          No adjustment to the Conversion Rate shall be made pursuant to this Section 2.17 if the Holders of the Debentures may participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 2.17.

Section 2.18           Effect of Reclassification, Consolidation, Merger or Sale.

(a)           In the event of:

(i)            any reclassification of the outstanding shares of Common Stock,

(ii)           any consolidation, merger, binding share exchange or combination of the Company with another Person, or

(iii)          any sale or conveyance to another Person of all or substantially all of the properties and assets of the Company (or all or substantially all of the assets of the Company and the Subsidiaries on a consolidated basis)

as a result of which holders of Common Stock shall be entitled to receive capital stock, other securities or other property, assets or cash with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that, after the effective date of the reclassification, consolidation, merger, binding share exchange, combination, sale or conveyance the Holder of each Debenture then outstanding shall have the right to convert such Debenture into Exchange Property.  Such supplemental indenture shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 2.17.  For the purpose of this Section 2.18, “Exchange Property” means the kind and amount of shares of capital stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate (plus Additional Shares, to the extent that the holder is entitled to Additional Shares in accordance with Section 2.22 upon conversion) then in effect.  Notwithstanding the foregoing, to the extent holders of the Company’s Common Stock are permitted to elect the form of consideration to be received in such transaction, the Exchange Property will be deemed for all purposes under this Section 2.18 to be the weighted average of the types and amounts of consideration received by holders of Common Stock that affirmatively make an election or, if a majority of holders that affirmatively make an election choose a single option, the types and amounts received by those majority electing holders.

(b)           The Company shall cause notice of the execution of the supplemental indenture referred to in Section 2.18(a) to be mailed to each holder of Debentures, at its address appearing on the Security Register provided for in Section 3.5 of the Base Indenture, within 20 calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)           The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations, sales and conveyances.

(d)           If this Section 2.18 applies to any event or occurrence, Section 2.17 shall not apply.

Section 2.19           Taxes on Shares Issued.  The issue of stock certificates, if any, on conversion of Debentures shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 2.20           Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures (including any Additional Shares and Deferred Interest Additional Shares) as required by this Indenture from time to time as such Debentures are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable, if any, upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures (including any Additional Shares and Deferred Interest Additional Shares) will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on NYSE or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

Section 2.21           Conversion-Related Notices by the Company.

(a)           In case:

(i)            the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 2.17;

(ii)           the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

(iii)          of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(iv)          of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Debentures at its address appearing on the Security Register, as promptly as possible but in any event at least 10 calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, dissolution, liquidation or winding up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, rights or warrants, reclassification, reorganization, dissolution, liquidation or winding up.

(b)           The Company shall notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces any Change of Control transaction but, to the extent practicable, in no event less than 25 Trading Days prior to the anticipated effective date of such transaction.

Section 2.22           Make-Whole Fundamental Change.

(a)           If a Make-Whole Fundamental Change occurs, the Effective Date of which is on or prior to March 15, 2047, and a Holder elects to convert Debentures in connection with such Make-Whole Fundamental Change, the Company shall increase the applicable Conversion Rate for the Debentures surrendered for conversion by a number of additional shares of the Company’s Common Stock (the “Additional Shares”) determined as set forth in clause (e) below.  A conversion of Debentures shall be deemed to be “in connection with” a Make-Whole Fundamental Change if the notice of conversion of the Debentures is received by the conversion agent from and including the Effective Date of the Make-Whole Fundamental Change transaction up to and including the date that is 35 days after such date, unless such transaction is also a Fundamental Change, the Holder specifies in the notice of conversion that such conversion is being made pursuant to the exercise of the Fundamental Change Option and the conversion takes place during the Fundamental Change Option Period.

(b)           The number of Additional Shares will be determined by reference to the table in clause (e) below and is based on the date on which the Make-Whole Fundamental Change becomes effective (the “Effective Date”) and the price paid per share of the Company’s Common Stock in the Make-Whole Fundamental Change transaction (the “Stock Price”).  If the Make-Whole Fundamental Change is an Asset Sale Make-Whole Fundamental Change and the consideration paid for such property and assets consists solely of cash, the Stock Price be the cash amount paid for such property and assets, expressed as an amount per share of the Company’s Common Stock outstanding on the Effective Date.  If the Make-Whole Fundamental Change is a Common Stock Make-Whole Fundamental Change and holders of the Company’s Common Stock receive only cash in the Make-Whole Fundamental Change transaction, the Stock Price will equal the cash amount paid per share.  In all other cases, the Stock Price will equal the average of the Closing Sale Prices of the Common Stock over the five-Trading Day period ending on the Trading Day immediately preceding the Effective Date.

(c)           The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Conversion Rate of the Debentures is adjusted pursuant to Section 2.17 (but not for any increase to the Conversion Rate for a Make-Whole Fundamental Change pursuant to this Section 2.22).  The adjusted Stock Prices shall equal the prices per share applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Conversion Rate as so adjusted.

(d)           The number of Additional Shares will be adjusted in the same manner and for the same events as the Conversion Rate of the Debentures is adjusted pursuant to Section 2.17.

(e)           The following table sets forth the Stock Price and number of Additional Shares issuable per $1,000 principal amount of Debentures:

Stock Price

Effective Date	$42.32	$50.00	$56.07	$60.00	$70.00	$80.00	$84.11	$90.00	$100.00	$150.00	$200.00	$250.00	$300.00
March 9, 2007	5.796	4.283	3.561	3.189	2.476	1.987	1.830	1.639	1.381	0.730	0.471	0.332	0.245
March 15, 2008	5.796	4.080	3.347	2.972	2.259	1.779	1.627	1.443	1.200	0.615	0.395	0.280	0.208
March 15, 2009	5.796	3.832	3.085	2.705	1.991	1.522	1.376	1.203	0.980	0.479	0.308	0.220	0.164
March 15, 2010	5.796	3.580	2.803	2.410	1.681	1.218	1.080	0.919	0.720	0.328	0.212	0.153	0.116
March 15, 2011	5.796	3.368	2.530	2.102	1.318	0.844	0.711	0.566	0.403	0.165	0.111	0.081	0.062
March 15, 2012	5.796	3.296	2.392	1.904	0.916	0.221	0.032	0.008	0.005	0.003	0.002	0.002	0.002
March 15, 2013	5.796	3.292	2.390	1.903	0.916	0.219	0.000	0.000	0.000	0.000	0.000	0.000	0.000
March 15, 2014	5.796	3.290	2.390	1.903	0.917	0.219	0.000	0.000	0.000	0.000	0.000	0.000	0.000
March 15, 2015	5.796	3.289	2.391	1.906	0.919	0.220	0.000	0.000	0.000	0.000	0.000	0.000	0.000
March 15, 2016	5.796	3.289	2.393	1.909	0.922	0.221	0.000	0.000	0.000	0.000	0.000	0.000	0.000
March 15, 2017	5.796	3.286	2.390	1.906	0.920	0.221	0.000	0.000	0.000	0.000	0.000	0.000	0.000
March 15, 2022	5.796	3.379	2.456	1.959	0.949	0.226	0.000	0.000	0.000	0.000	0.000	0.000	0.000
March 15, 2027	5.796	3.511	2.547	2.030	0.983	0.235	0.000	0.000	0.000	0.000	0.000	0.000	0.000
March 15, 2032	5.796	3.676	2.659	2.115	1.022	0.244	0.000	0.000	0.000	0.000	0.000	0.000	0.000
March 15, 2037	5.796	3.862	2.778	2.204	1.060	0.254	0.000	0.000	0.000	0.000	0.000	0.000	0.000
March 15, 2042	5.796	3.982	2.826	2.227	1.059	0.253	0.000	0.000	0.000	0.000	0.000	0.000	0.000
March 15, 2047	5.796	2.166	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

(f)            If the exact Stock Price and Effective Date are not set forth on the table above, then:

(i)            If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of

Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the two dates, as applicable, based on a 365-day year.

(ii)           If the Stock Price is more than $300.00, subject to adjustment, the number of Additional Shares will be zero.

(iii)          If the Stock Price is less than $42.32, subject to adjustment, the number of Additional Shares will be zero.

(g)           Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of a Debenture (after giving effect to any Additional Shares issuable pursuant to this Section 2.22) exceed 23.6295 per $1,000 principal amount of Debentures, subject to adjustment in the same manner and for the same events as the Conversion Rate may be adjusted pursuant to Section 2.17.

(h)           Within thirty (30) before any anticipated Effective Date (such date of notice, the “Make-Whole Fundamental Change Notice Date”) of a Make-Whole Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Debentures at their addresses shown in the Security Registrar, notice of, and the Company will publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated Effective Date of such proposed Make-Whole Fundamental Change.  In addition, no later than the third Business Day after the Effective Date of the Make-Whole Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Debentures at their addresses shown in the Security Registrar, notice of, and the Company will publicly announce, through a reputable national newswire service, and publish on the Company’s website, the effectiveness of the Fundamental Change.

Section 2.23           Alternative Conversion Right Upon a Fundamental Change.

(a)           Upon the occurrence of a Fundamental Change, if the Current Market Price of the Company’s Common Stock as of the Effective Date of any Fundamental Change multiplied by the Conversion Rate then in effect is less than $1,000, each Holder shall have the option (the “Fundamental Change Option”) to convert all or a portion of such Holder’s outstanding Debentures into fully paid and nonassessable shares of Common Stock at an adjusted Conversion Rate equal to the lesser of (x) $1,000 divided by such Current Market Price as of the Effective Date and (y) 35.6672. The Fundamental Change Option shall be exercisable at any time during the 35-day period following the effective date of the Fundamental Change (the “Fundamental Change Option Period”).

(b)           In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Fundamental Change, the Company may, at its option, make a cash payment equal to the Current Market Price as of such Effective Date for each share of such Common Stock otherwise issuable.

(c)           Within thirty (30) before any anticipated Effective Date (such date of notice, the “Fundamental Change Notice Date”) of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Debentures at their addresses shown in the Security Registrar, notice of, and the Company will publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated Effective Date of such proposed Fundamental Change.  In addition, no later than the third Business Day after the Effective Date of the Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Debentures at their addresses shown in the Security Registrar, notice of, and the Company will publicly announce, through a reputable national newswire service, and publish on the Company’s website, the effectiveness of the Fundamental Change.

(d)           If a transaction constituting a Fundamental Change also constitutes a Make-Whole Fundamental Change and a Holder elects to convert its Debentures pursuant to the Fundamental Change Option, such Holder shall not be entitled to receive any Additional Shares.

(e)           Holders electing to convert Debentures pursuant to the Fundamental Change Option must specify in the notice of conversion that the conversion is an exercise of the Fundamental Change Option.

(f)            If the conversion pursuant to the exercise of the Fundamental Change Option occurs at a time when there is outstanding any accrued and unpaid Deferred Interest in respect of prior interest periods, a converting Holder shall also be entitled to receive upon conversion Deferred Interest Additional Shares (or, if applicable, a cash payment in lieu thereof) as determined pursuant to Section 2.15 hereof.

(g)           As used herein and in the Debentures, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

(i)            A “Change in Control” shall be deemed to have occurred at such time as:

(1)                           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s Voting Stock; or

(2)                           there occurs a sale, transfer, lease, conveyance or other disposition, which for the purpose of this Section 2.23(i)(2) shall not mean a merger or consolidation discussed in Section 2.23(i)(3), of all or substantially all of the property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-

5(b)(1) under the Exchange Act (such an event, an “Asset Sale Control Change”); or

(3)                           the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, unless either:

(A)     the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

(B)     at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and, if applicable, any associated rights traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Debentures, upon conversion, will be convertible solely into such common stock and associated rights (such a consolidation or merger that satisfies the conditions set forth in this clause (B), a “Listed Stock Business Combination”); or

(4)                                           the following persons cease for any reason to constitute a majority of the Company’s Board:

(A)     individuals who on the Issue Date constituted the Company’s Board; and

(B)     any new directors whose election to the Company’s Board or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

(5)                                           the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

(ii)           A “Termination of Trading” shall be deemed to occur if the Common Stock of the Company (or other common stock into which the Debentures are then convertible) is no longer listed for trading on a U.S. national securities exchange.

Section 2.24           Modification of Indenture.  (a) Section 9.1 of the Base Indenture is hereby amended in its entirety with respect to the Debentures as follows:

(a)           “Without the consent of any Holder, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes: (a) to evidence the succession of another corporation to the Company, or successive successions and the assumption by the successor corporation of the covenants, agreements and obligations of the Company hereunder and the Debentures; or (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures any property or assets which the Company may desire; or (c) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of all or any series of Debentures (and if such covenants are to be for the benefit of less than all series of Debentures stating that such covenants are expressly being included solely for the benefit of such series) as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the Holders of such Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default; or (d) to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose; or (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or (f) to make such other provisions in regard to matters or questions arising under this Indenture that shall not adversely affect the interests of any Holder in any material respect, provided that any amendment to conform the terms of the Debentures to the description contained in the Company’s Prospectus Supplement, dated March 9, 2007 and filed with the Commission on March 13, 2007, relating to the Debentures will not be deemed to adversely affect the interests of any Holder in any material respect; or (g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Debentures of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11; or (h) to surrender any right or power herein conferred upon the Company; or (i) to comply with the requirements of the Commission in order to maintain the qualification of this Indenture under the Trust Indenture Act; or (j) to add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable; provided, however, that such action pursuant to this clause (j) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of any Holder of Debentures in any material respect; or (k) to the extent necessary to make provision for a Legally Binding Replacement Covenant or provide for a Replacement Capital Intention; or (l) provide for the addition of Common Stock to the definition of “Qualifying Securities” for the purposes of the Alternative Payment Mechanism and make any necessary modifications to the indenture in connection therewith, including any related modifications to the 2% Issuance Cap, the Maximum Share Cap and the definition of “Market Disruption Event”; or (m) amend the definition of “Qualifying Preferred Stock” to provide that Qualifying Preferred Stock be subject to a Legally Binding Replacement Covenant, a Replacement Capital Intention, and/or a Mandatory Trigger Provision; or (n) eliminate the Company’s right to elect to pay cash pursuant to the Fundamental Change Option; or (o) to provide for Guarantees of the Debentures of any series and/or to specify the ranking of the obligations of each Guarantor under its respective Guarantee.  The Trustee is hereby authorized to join with the Company and the Guarantors, if any, in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.1 may be executed by the Company, the Guarantors, if any, and the Trustee, without the consent of the Holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 9.2.”

Section 9.2 of the Base Indenture is hereby amended in its entirety with respect to the Debentures as follows: “With the consent (evidenced as provided in Section 1.4) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that, no such supplemental indenture shall, without the consent of the Holder of each Debenture affected, (i) change the Final Maturity Date, (ii) change the date of any interest payment due upon the Debentures; (iii) reduce the principal amount of, or the interest on, the Debentures; (iv) adversely affect the rights of the Holders to convert the Debentures; (v) reduce the amount of or change the form of consideration due to Holders of the Debentures upon their conversion thereof; (vi) change the currency of payment of the Debentures to a currency other than U.S.

dollars; (vii) impair the right to institute suit for the enforcement of any payment on the Debentures or adversely affect the right of payment, if any, at the option of the Holder; or (viii) reduce the percentage of holders necessary to modify or amend the Indenture or to waive any past default.

Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.”

Section 2.25           Sinking Fund.  The provisions contained in Article 12 of the Base Indenture shall not apply to the Debentures.

Section 2.26           Tax Treatment.  Except with respect to withholding on payments of interest to non-U.S. Holders, the Company agrees, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debentures as indebtedness for U.S. federal income tax purposes.

Section 2.27           Rights Distributions. Upon conversion of any Debenture or a portion thereof, the Company shall make provision such that the Holder thereof shall receive, in addition to, and concurrently with the delivery of Common Stock, the rights described in any future shareholders’ rights plan(s) of the Company adopted by the Company; provided, however, that no such provision need be made if the rights have been separated from the Common Stock prior to the time of such conversion, but the provisions of Section 2.17(e) shall apply.

Section 2.28           Defeasance.  Section 4.2 of the Base Indenture shall not apply to the Debentures.

Section 2.29           Execution.  At least one Officer shall sign the Debentures for the Company by manual or facsimile signature.

ARTICLE III

COVENANTS

Section 3.1             Limitation on Payments.  During any Optional Deferral Period and until such time as all accrued but unpaid interest, together with any Compounded Interest thereon, is paid in full, the Company shall not (and shall not permit any Subsidiary to):

(a)           declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company, other than:

(i)            purchases of the Company’s capital stock in connection with employee or agent benefit plans or under any dividend reinvestment plan;

(ii)           purchases or repurchases of shares of the Company’s capital stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the Optional Deferral Period, including under a contractually binding stock repurchase plan;

(iii)          in connection with the reclassification of any class or series of the Company’s capital stock, or the exchange or conversion of one class or series of the Company’s capital stock for or into another class or series of the Company’s capital stock, in each case where the resulting capital stock ranks, upon liquidation, equal to or junior to the capital stock so reclassified, exchanged or converted;

(iv)          the purchase of fractional interests in shares of the Company’s capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

(v)           dividends or distributions in the form of the Company’s capital stock or rights to acquire the Company’s capital stock, where the dividend stock or stock underlying the dividend rights is the same class as the stock on which the dividend is being paid or ranks, upon liquidation, equal to or junior to such stock;

(vi)          any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or issuances of capital stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholders’ rights plan; or

(vii)         the payment of any dividend during an Optional Deferral Period within 60 days after the date of declaration thereof, if at the date of declaration no Optional Deferral Period was in effect.

(b)           make any payment of principal of, or interest or premium, if any, on, or pay, repurchase or redeem any Parity Debt Securities or Junior Debt Securities, other than (i) any payment, repurchase or redemption in respect of Parity Debt Securities made ratably and in proportion to the respective amounts of (1) accrued and unpaid amounts on such Parity Debt Securities, on the one hand, and (2) accrued and unpaid amounts on the Debentures, on the other hand, (ii) any payments of Deferred Interest on Parity Debt Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Debt Securities (provided that such payments are made in accordance with Section 3.2(f), to the extent applicable, or (iii) the exchange or conversion of one class or series of Parity Debt Securities or Junior Debt Securities for or into another class or series of the Company’s Securities, in each case if the resulting securities rank, upon liquidation, pari passu with or junior to the securities so exchanged or converted; or

(c)           make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary, if such guarantee ranks, upon liquidation, pari passu with or junior to the Debentures, other than any payment in respect of Parity Guarantees made ratably and in proportion to the respective amounts of (1) accrued and unpaid amounts on such Parity Guarantees, on the one hand, and (2) accrued and unpaid amounts on the Debentures, on the other hand.

Section 3.2             Alternative Payment Mechanism.

(a)           If the Company defers interest on the Debentures, the Company shall be required, not later than (i) the Business Day immediately following the first Interest Payment Date during an Optional Deferral Period on which it elects to pay current interest or (ii) if earlier, the Business Day following the fifth anniversary of the commencement of an Optional Deferral Period, to use its Commercially Reasonable Efforts to begin selling to persons that are not affiliates of the Company Qualifying Securities (the “Alternative Payment Mechanism”).

(b)           The Company shall be required pursuant to the Alternative Payment Mechanism, with respect to any subsequent Interest Payment Date during an Optional Deferral Period until the Deferred Interest has been paid in full, to use its Commercially Reasonable Efforts to sell Qualifying Securities until it has raised an amount of Eligible Proceeds that, together with the net proceeds of any sales of Qualifying Securities within the 180 days preceding such Interest Payment Date, is sufficient to pay the Deferred Interest (including Compounded Interest) on such Interest Payment Date, provided that, if, due to a Market Disruption Event or otherwise, the Company is able to raise some, but not all, of the Eligible Proceeds from the sale of Qualifying Securities necessary to pay all Deferred Interest (including  Compounded Interest) on any Interest Payment Date, the Company shall apply any such available net proceeds on such Interest Payment Date to pay accrued and unpaid installments of interest in chronological order, beginning with the Deferred Interest relating to the earliest Interest Payment Date with respect to which interest has been deferred. The Company shall not pay Deferred Interest (including Compounded Interest) on the Debentures from any source other than the Eligible Proceeds from the sale of Qualifying Securities, except at the Final Maturity Date, at the tenth anniversary of the commencement of any Deferral Period or upon the occurrence of an Event of Default.  The Company must use commercially reasonable efforts to increase its authorized Preferred Stock or Common Stock, as the case may be, so that it has sufficient authorized Preferred Stock and Common Stock to fulfill its obligations in respect of the Alternative Payment Mechanism.

(c)           The Company shall not be required to issue Qualifying Warrants prior to the fifth anniversary of the commencement of any Optional Deferral Period pursuant to the Alternative Payment Mechanism to the extent that the net proceeds of any issuance of Qualifying Warrants applied to pay such interest together with the net proceeds of all prior issuances of Qualifying Warrants during such Optional Deferral Period so applied, would exceed 2% of the product of the average of the Current Stock Market Prices of the Company’s Common Stock on 10 consecutive Trading Days ending on the second Trading Day immediately preceding the date of issuance of such securities multiplied by the total number of issued and outstanding shares of the Company’s Common Stock as of the date of the Company’s then most recent publicly available consolidated financial statements (the “2% Issuance Cap”). In addition, the Company may not issue Qualifying Preferred Stock if the net proceeds of any issuance of Qualifying Preferred Stock applied to pay interest, together with the net proceeds of all prior issuances of Qualifying Preferred Stock so applied, would exceed 25% of the aggregate principal amount of the Debentures (the “Preferred Stock Issuance Cap”).

(d)           Once the Company reaches the 2% Issuance Cap for any Optional Deferral Period, the Company shall not be required to issue more Qualifying Warrants prior to the fifth anniversary of the commencement of such Optional Deferral Period even if the 2% Issuance Cap would have increased because of a subsequent increase in the Current Stock Market Price or in the number of outstanding shares of the Company’s Common Stock. The 2% Issuance Cap shall cease to apply following the fifth anniversary of the commencement of any Optional Deferral Period, at which point the Company must pay any Deferred Interest, regardless of the time at which it was deferred, using the Alternative Payment Mechanism, subject to the Preferred Stock Issuance Cap, the Maximum Share Cap and any Market Disruption Event. For the avoidance of doubt, if the 2% Issuance Cap has been reached during an Optional Deferral Period and the Company subsequently pays all deferred payments (including Compounded Interest thereon), the 2% Issuance Cap shall cease to apply, and shall only apply again once the Company starts a new Optional Deferral Period. The Preferred Stock Issuance Cap and the Maximum Share Cap shall each apply so long as the Debentures remain outstanding.

(e)           The Company shall not be required to issue Qualifying Warrants pursuant to the Alternative Payment Mechanism to the extent that the total number of shares of the Company’s Common Stock underlying such Qualifying Warrants, together with all prior issuances of Qualifying Warrants, exceeds 10 million shares (the “Maximum Share Cap”). The Company shall use its commercially reasonable efforts to increase the Maximum Share Cap from time to time to a number of shares that would allow the Company to satisfy its obligations with respect to the Alternative Payment Mechanism. The Maximum Share Cap shall be adjusted proportionately for any change in the number of outstanding shares of the Company’s Common Stock by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, effective upon the effective date of any such transaction.

(f)            If, due to a Market Disruption Event, the 2% Issuance Cap, Preferred Stock Issuance Cap, Maximum Share Cap or otherwise, the Company was able to raise some, but not all, Eligible Proceeds necessary to pay all Deferred Interest (including Compounded Interest thereon) on any Interest Payment Date, the Company shall apply any available Eligible Proceeds to pay accrued and unpaid installments of interest on the applicable Interest Payment Date in chronological order beginning with

Deferred Interest relating to the earliest Interest Payment Date with respect to which interest has been deferred and each Holder shall be entitled to receive its pro rata share of any amounts received on the Debentures. If the Company has outstanding securities in addition to, and that rank, upon liquidation, pari passu with, the Debentures under which the Company is obligated to sell Qualifying Securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for payment of the Deferred Interest and distributions shall be applied to the Debentures and such other securities on a pro rata basis in proportion to the total amounts that are due on the Debentures and such securities.

(g)           In the event the Company and the Trustee enter into a supplemental indenture pursuant to 2.24(a) above to amend the definition of Qualifying Securities to include Common Stock, the Company’s ability to issue Common Stock to satisfy its obligation to pay Deferred Interest will be subject to the same limitations as those limiting the Company’s ability to sell Qualifying Warrants, including the limitations on selling Qualifying Securities at a time when a Market Disruption Event exists or when the 2% Issuance Cap or the Maximum Share Cap is exceeded.

(h)           The Company shall not be required to sell Qualifying Securities in accordance with the Alternative Payment Mechanism during any semi-annual period preceding any Interest Payment Date to the extent it provides written certification to the Trustee (which the Trustee shall promptly forward upon receipt to each holder of record of Debentures) no more than 30 and no less than 15 days in advance of such Interest Payment Date certifying that:

(i)            a Market Disruption Event was existing after the immediately preceding Interest Payment Date, and

(ii)           either (a) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which that certification is provided or (b) the Market Disruption Event continued for only part of such period, but the Company was unable after Commercially Reasonable Efforts to raise sufficient Eligible Proceeds during the rest of such period to pay all accrued and unpaid interest.

(i)            If the Company is involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the Alternative Payment Mechanism shall not apply to any Optional Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of consummation of the business combination).

(j)            Neither the 2% Issuance Cap nor the Preferred Stock Cap shall relieve the Company of its obligation to issue the number of Qualifying Securities that the Company can issue without breach thereof and to apply the proceeds thereof in partial payment of Deferred Interest.

(k)           If an Event of Default occurs and is continuing, (i) the Company will not be required to sell Qualifying Securities to make payments on Deferred Interest pursuant to the Alternative Payment Mechanism, and (ii) the Company may make payments on Deferred Interest using cash from any source.

Section 3.3              Covenant Against Repurchases.     If any Optional Deferral Period lasts longer than one year, the Company will not repurchase any Qualifying Securities sold pursuant to the Alternative Payment Mechanism or any securities that are, in respect of liquidation, pari passu with or junior to such securities (including, without limitation, the Company’s Common Stock), until the first anniversary of the date on which all Deferred Interest on the Debentures, and Compounded Interest thereon, has been paid, subject to the same exceptions as provided for in Section 3.1(a) hereto.  Failure by the Company to adhere to this requirement will constitute a Covenant Breach but not an Event of Default.  If the Company is involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such repurchases will not apply to any Optional Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination)

Section 3.4             Responsibility of Trustee for Conversion Provisions.  All calculations under this First Supplemental Indenture shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.  The Company will be responsible for making all calculations and determinations called for under this First Supplemental Indenture.  The Company or its agent will make those calculations and determinations in good faith, and, absent manifest error, such calculations and determinations will be final and binding on the Holders and the Trustee and the Conversion Agent shall have no responsibility with respect thereto.  The Company will provide a schedule of these calculations and determinations to the Trustee and the Conversion Agent, and the Trustee and the Conversion Agent shall be entitled to rely upon the accuracy of these calculations without independent verification thereof.

The Trustee and any Conversion Agent shall not at anytime be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist that may require a supplemental indenture to be executed in accordance with this First Supplemental Indenture or any adjustment of the Conversion Rate, or with respect to the nature or intent of any such adjustments when made, or with reopen to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, that may at any time be issued or delivered upon the conversion of any Debenture; and it or they do not make any representation with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.  The Trustee and the Conversion Agent shall be fully protected in relying upon the Officers Certificate furnished to pursuant to this First Supplemental Indenture.

ARTICLE IV

SUBORDINATION

Section 4.1             Agreement to Subordinate.  The Company agrees, and each Holder by accepting a Debenture agrees, that the payment of all obligations owing in respect of the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article Four, to the prior payment in full of all existing and future Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness.  All provisions of this Article Four shall be subject to Section 4.11.

Section 4.2             Liquidation, Dissolution, Bankruptcy.  All existing and future Senior Indebtedness, which will include, without limitation, interest accruing after the commencement of any proceeding, assignment or marshalling of assets described below, will first be paid in full before any payment, whether in cash, securities or other property, will be made by the Company on account of the Debentures in the event of:

(a)           any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property;

(b)           any proceeding for the liquidation, dissolution or other winding-up of us, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

(c)           any assignment by the Company for the benefit of creditors; or

(d)           any other marshalling of the Company’s assets,

provided that this section will not limit the rights of the Holders to convert their Debentures into Common Stock (but not cash, other than in respect of fractional shares).

Section 4.3             Default on Senior Indebtedness of the Company.  No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of principal or interest on the Debentures, or in respect of any payment, retirement, purchase or other acquisition of the Debentures, if

(a)           the Company defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or upon acceleration or otherwise; or

(b)           an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on the Debentures cease) is given to the Company by the holders of Senior Indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist; provided, however, this clause shall in no event limit the rights of Holders to convert their Debentures into Common Stock (but not cash, other than in respect of fractional shares).

Section 4.4             When Distribution Must Be Paid Over.  In the event that any payment or distribution of assets of the Company of any kind or character not permitted by this Article IV, whether in cash, property or securities, shall be received by the Trustee or the Holders of Debentures before all Senior Indebtedness is paid in full, or provision made for such payment, in accordance with its terms, at a time when a Responsible Officer of the Trustee or such Holder has actual knowledge that such payment should not have been made to it, such payment or distribution shall be held in trust for the benefit of, and, upon written request, shall be paid over or delivered to, the holders of such Senior Indebtedness or their agents or Representatives, or to the Trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Section 4.5             Subrogation.  After all Senior Indebtedness of the Company is paid in full and until the Debentures are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness.  A distribution made under this Article IV to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

Section 4.6             Relative Rights.  This Article IV defines the relative rights of Holders and holders of Senior Indebtedness of the Company.  Nothing in this Indenture shall:

(a)           impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;

(b)           prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Senior Indebtedness as set forth herein; or

(c)           affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness.

Section 4.7             Subordination May Not Be Impaired by Company.  No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or by their failure to comply with this Indenture.

Section 4.8             Rights of Trustee and Paying Agent.  Notwithstanding Section 4.3 hereof, the Trustee or any Paying Agent may continue to make payments on the Debentures and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice satisfactory to him that payments may not be made under this Article IV.  The Company, the Security Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee.  The Security Registrar and the Paying Agent shall be entitled to do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article IV with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article Six of the Base Indenture shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article IV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7 of the Base Indenture or any other Section of this First Supplemental Indenture.

Section 4.9             Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

Section 4.10           Article IV Not to Prevent Events of Default or Limit Right to Accelerate.  The failure to make a payment pursuant to the Debentures by reason of any provision in this Article IV shall not be construed as preventing the occurrence of a default.  Nothing in this Article IV shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Debentures.

Section 4.11           Trust Moneys Not Subordinated.  Notwithstanding anything contained herein to the contrary, payments from cash held in trust by the Trustee for the payment of principal of and interest on the Debentures pursuant to Article Four of the Base Indenture shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article IV, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company, provided that the subordination provisions of this Article IV were not violated at the time the applicable amounts were deposited in trust pursuant to Article Four of the Base Indenture, as the case may be.

Section 4.12           Trustee Entitled to Rely.  Upon any payment or distribution pursuant to this Article IV, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 4.2 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article IV, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article IV, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Section 6.1 and Section 6.2 of the Base Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article IV.

Section 4.13           Trustee to Effectuate Subordination.  A Holder by its acceptance of a Debenture agrees to be bound by this Article IV and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article IV and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 4.14           Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article IV or otherwise.

Section 4.15           Reliance by Holders of Senior Indebtedness of the Company on Subordination Provisions.  Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Debentures, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article IV or the obligations hereunder of the Holders to the holders of the Senior Indebtedness of the Company, do any one or more of the following:  (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Company, or otherwise amend or supplement in any manner Senior Indebtedness of the Company, or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Company is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Company; (c) release any Person liable in any manner for the payment or collection of Senior Indebtedness of the Company; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

ARTICLE V

MISCELLANEOUS

Section 5.1             Ratification of Indenture.  The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture with respect to the Debentures (but not any other series of Securities issued pursuant to the Base Indenture) in the manner and to the extent herein and therein provided.  If any provision of this First Supplemental Indenture is inconsistent with a provision of the Base Indenture, the terms of this First Supplemental Indenture shall control with respect to the Debentures (but not any other series of Securities issued pursuant to the Base Indenture).

Section 5.2             Governing Law.  This First Supplemental Indenture and the Debentures shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 5.3             Capital Replacement.  The Debentures are not subject to a Legally Binding Replacement Covenant, and in connection with the issuance of the Debentures the Company has not expressed a Replacement Capital Intention.  However, it is understood that the Company will be permitted, without the consent of Holders, to provide for a Replacement Capital Obligation, or a Replacement Capital Intention, in respect of the Debentures in the future.

Section 5.4             Severability.  In case any one or more of the provisions contained in this First Supplemental Indenture, the Base Indenture or the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, of the Base Indenture or of the Debentures, but this First Supplemental Indenture, the Base Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 5.5             Counterparts.  This First Supplemental Indenture may be executed in counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 5.6             The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

WEST PHARMACEUTICAL SERVICES, INC.

By:	/s/ William J. Federici
Name: William J. Federici
Title: Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as trustee

By:	/s/ George J. Rayzis
Name: George J. Rayzis
Title: Vice President

EXHIBIT A

[Form of Face of Debenture]

[THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY.  THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED UNLESS AND UNTIL THIS DEBENTURE IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM.  UNLESS (A) THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO WEST PHARMACEUTICAL SERVICES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, (B) ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND (C) ANY PAYMENT HEREON IS MADE TO U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, AND EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

(1)           Include for Global Debentures.

4.00% CONVERTIBLE JUNIOR SUBORDINATED DEBENTURE DUE 2047

CUSIP

ISIN

No.

$

WEST PHARMACEUTICAL SERVICES, INC.

This Debenture is one of a duly authorized series of Securities of WEST PHARMACEUTICAL SERVICES, INC. (the “Debentures”), all issued under and pursuant to an indenture (the “Base Indenture”) dated as of March 14, 2007, duly executed and delivered by WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (the “Company,” which term includes any successor corporation under the Indenture, as hereinafter referred to), and U.S. Bank National Association (the “Trustee”), as supplemented by the First Supplemental Indenture thereto dated as of March 14, 2007 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.

The Company, for value received, hereby promises to pay to     or its registered assigns, the principal sum of                                 U.S. Dollars ($                ) on the Maturity Date of the Debentures, subject to earlier conversion by the Holders thereof pursuant to Section 2.13 and Section 2.14 of the First Supplemental Indenture, and subject to the further condition that the Debentures may be converted at the option of the Company, in certain circumstances, pursuant to Section 2.8 of the First Supplemental Indenture.

Subject to Section 2.5 and Section 2.6 of the First Supplemental Indenture, Interest Payment Dates shall be March 15 and September 15, commencing on September 15, 2007.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth here.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

WEST PHARMACEUTICAL SERVICES, INC.

By:
Name:
Title

This is one of the [Global]
Debentures referred to in the
within-mentioned Indenture:

U.S. Bank National Association,
as Trustee

By:

Authorized Signatory

Dated________________, 20___

[Form of Reverse of Debenture]

4.00% CONVERTIBLE JUNIOR SUBORDINATED DEBENTURE DUE 2047

To the extent permitted by applicable law, to the extent that any rights or other provisions of this Debenture differ from or are inconsistent with those contained in the Indenture, then the Indenture shall control.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture unless otherwise indicated.

1.             Interest.  West Pharmaceutical Services, Inc., a Pennsylvania corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), promises to pay interest on the principal amount of this Debenture at the Debenture Interest Rate (as defined below) from March 14, 2007 to the Maturity Date or such earlier date as this Debenture is converted in accordance with Section 2.8, Section 2.13 and Section 2.14 of the First Supplemental Indenture.

Subject to Section 2.5 and Section 2.6 of the First Supplemental Indenture, this Debenture will accrue interest at a rate per annum of 4.00% of the principal amount hereof (the “Debenture Interest Rate”), payable semi-annually in arrears on March 15 and September 15 of each year (each an “Interest Payment Date”), commencing on March 15, 2007.  Interest not paid on any Interest Payment Date, including any interest deferred during any Optional Deferral Period, will accrue and compound semi-annually at the Debenture Interest Rate, to the extent permitted by applicable law, as provided in the Indenture.  Subject to Section 2.5(a)(ii) of the First Supplemental Indenture, such interest will accrue and compound to the date that it is actually paid.

The amount of interest on this Debenture payable for any Interest Payment Date shall be computed (i) for any full Interest Payment Period, on the basis of a 360-day year of twelve 30-day months, (ii) for any period shorter than a full Interest Payment Period, on the basis of 30-day months and (iii) for any period shorter than a 30-day month, on the basis of the actual number of days elapsed in that period.

2.             Method of Payment.  For so long as the Debenture is held in book-entry-only form, interest shall be paid on each Interest Payment Date to the Person in whose name the Debenture is registered in the Security Register at 5:00 p.m., New York City time, on the last Business Day prior to the Interest Payment Date (each such date a “Regular Record Date”).  In the event that the Debenture is no longer held in book-entry-only form or is not represented by Global Securities, the Company may select different Regular Record Dates, which must each be at least one Business Day before the relevant Interest Payment Date.

Payment of principal of and interest on the Debenture shall be made, the transfer of the Debenture will be registrable and the Debenture will be exchangeable for Debentures of other denominations of a like principal amount at the office or agency of the Trustee maintained for such purpose, initially the Corporate Trust Office.  Payment of any principal and interest on Debentures issued as Global Debentures[, including this

Debenture,](2) shall be payable by the Company through the Paying Agent to the Depositary in immediately available funds.  At the Company’s option, interest on Debentures issued in physical form may be payable (i) by a U.S. dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) upon application to the Security Registrar not later than 10 days before the Interest Payment Date by a Holder of Debentures having an aggregate principal amount in excess of $2,000,000, by wire transfer in immediately available funds, which application shall remain in effect until the Holder of Debentures notifies, in writing, the Security Registrar to the contrary.

3.             Paying Agent, Registrar and Conversion Agent.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The terms of this Debenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”).  This Debenture is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms.  To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  This Debenture is an obligation of the Company.

5.             Optional Deferral of Interest.  Subject to Section 3.2 of the First Supplemental Indenture, as long as no Event of Default has occurred and is continuing, the Company shall have the right at any time and from time to time, to defer payments of interest on this Debenture by extending the Interest Payment Period on the Debenture for a period not exceeding 10 years, in the aggregate, following the Interest Payment Date on which interest was deferred (an “Optional Deferral Period”).  During an Optional Deferral Period, Deferred Interest on this Debenture shall not be due and payable, but will continue to accrue and compound semi-annually, to the extent permitted by applicable law, at the Debenture Interest Rate.

An Optional Deferral Period shall terminate on such date as all accrued and unpaid interest, together with Compounded Interest, if any, has been paid by the Company, provided that in no event shall an Optional Deferral Period extend beyond the date which is 10 years following the commencement of the Optional Deferral Period, beyond the Automatic Conversion Date or beyond the Maturity Date of this Debenture.  Upon termination of an Optional Deferral Period, the Company may commence a new Optional Deferral Period, subject to the other conditions in Section 2.6 of the First Supplemental Indenture, there being no limit to the number of such new Optional Deferral Periods the Company may elect.

(2)           Include for Global Debentures.

During an Optional Deferral Period, the Company shall be subject to the covenants set forth in Section 3.1 of the First Supplemental Indenture.

6.             Deferral of Interest in General.  Any Deferred Interest will in all events be due and payable upon the Maturity Date, subject, in the case of Foregone Interest, to Section 2.6(f) of the First Supplemental Indenture.

At the termination of any Optional Deferral Period, the Company shall pay all Deferred Interest then accrued and unpaid, together with Compounded Interest, on the Interest Payment Date on which such Optional Deferral Period terminates.

In no event shall any Optional Deferral Period (i) exceed 10 consecutive years following the first Interest Payment Date on which any interest payment was deferred pursuant to Section 2.6 of the First Supplemental Indenture, (ii) unless Deferred Interest is satisfied using the Alternative Payment Mechanism, end on a date other than an Interest Payment Date, (iii) extend beyond the Automatic Conversion Date, or (iv) extend beyond the Maturity Date.  For purposes of determining compliance with the foregoing limitation on any Optional Deferral Period, (x) only when all Deferred Interest has been paid shall any Optional Deferral Period end; and (y) after the commencement of an Optional Deferral Period, the period from the first Interest Payment Date for which interest is deferred pursuant to Section 2.6 of the First Supplemental Indenture and ending on the date on which all Deferred Interest, including Compounded Interest, is paid in full, shall be included for purposes of calculating the length of an Optional Deferral Period.

8.             Automatic Conversion.  At any time on or after March 20, 2012, the Company shall have the right, at its option, to cause the Debentures, in whole but not in part, to be automatically converted into a number of whole shares of Common Stock at the Conversion Rate then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 2.16 of the First Supplemental Indenture (an “Automatic Conversion”). The Company may exercise its right to cause an Automatic Conversion only if the Closing Sale Price of the Common Stock has exceeded 150% of the then prevailing Conversion Price for at least 20 Trading Days in any consecutive 30 Trading Day period, including the last Trading Day of such 30 Trading Day period, ending on the Trading Day prior to the Company’s issuance of a press release, as described in Section 2.8(b) of the First Supplemental Indenture, announcing the Company’s exercise of its right to cause Automatic Conversion.

In addition to any information required by applicable law or regulation, the press release and notice of an Automatic Conversion described in Section 2.8(b) of the First Supplemental Indenture shall state, as appropriate: (a) the Automatic Conversion Date; (b) the number of shares of Common Stock to be issued upon conversion of each $1,000 principal amount of Debentures; (c) the principal amount of Debentures to be converted; and (d) that interest on the Debentures to be converted will cease to accrue on the Automatic Conversion Date.

On and after the Automatic Conversion Date, interest will cease to accrue on the Debentures called for an Automatic Conversion, all rights of Holders will terminate (except for the right to receive the whole shares of Common Stock issuable upon conversion thereof at the Conversion Rate then in effect and cash in lieu of any fractional shares of Common Stock, settled in accordance with Section 2.16 of the First Supplemental Indenture). If the Automatic Conversion Date occurs during the period between the close of business on any Regular Record Date and the close of business on the corresponding Interest Payment Date, the interest payment with respect to the Debentures will be payable to the Holder of record of such Debentures on such Regular Record Date. Except as provided in the immediately preceding sentence, with respect to an Automatic Conversion pursuant to Section 2.8(a) of the First Supplemental Indenture, the Company shall make no payment or adjustment for accumulated and unpaid interest, relating to the current Interest Period.

The Company may not authorize, issue a press release or give notice of any Automatic Conversion pursuant to Section 2.8(a) of the First Supplemental Indenture (i) during an Optional Deferral Period and (ii) unless, prior to giving the notice of Automatic Conversion, all accrued and unpaid Deferred Interest on the Debentures, including Compounded Interest, for periods ended prior to the date of such notice or press release shall have been paid.

10.           No Sinking Fund.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the securities.

11.           Conversion.  Subject to earlier Maturity, Holders may surrender Debentures in integral multiples of $1,000 principal amount for conversion into shares of Common Stock at the Conversion Rate in effect on the Conversion Date, by surrender of the interest in this Debenture so to be converted in whole or in part, together with any required funds, under in accordance with Section 2.13 and 2.14 of the First Supplemental Indenture.

[In order to exercise the conversion right with respect to any Debenture in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose in The City of New York pursuant to Section 10.2 of the Base Indenture or, at the option of the Holder of such Debenture, the Corporate Trust Office, such Debenture with the original or facsimile of the form entitled “Conversion Notice” attached hereto, duly completed and manually signed, together with such Debenture duly endorsed for transfer, accompanied by the funds, if any, required by Section 2.14 of the First Supplemental Indenture.  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for any shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 2.19 of the First Supplemental Indenture.  In addition, if the conversion is being made pursuant to the exercise of the Fundamental Change Option, the conversion notice shall so state.](3)

(3)           Include for definitive Debentures

[In order to exercise the conversion right, the beneficial owner must arrange for its broker, dealer or other DTC participant to complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent; and pay the funds, if any, required by Section 2.14 of the First Supplemental Indenture and any transfer taxes if required pursuant to Section 2.19 of the First Supplemental Indenture.](4)

13.           Denomination, Transfer and Exchange.  The Debentures are only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures so issued are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

14.           Subordination.  The payment of principal of and interest on this Debenture is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Indebtedness of the Company, and this Debenture is issued subject to such subordination provisions contained in the Indenture.  Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

15.           Amendments and Supplements.  The Indenture provides for amendments, supplements and waivers with respect to the Indenture as set forth in Article Nine and Section 10.6 of the Base Indenture, as supplemented by Section 2.24 of the First Supplemental Indenture.

16.           Covenants.  The Indenture specifies covenants of the Company with respect to the Debentures, as set forth in Article Ten of the Base Indenture as supplemented by Article III of the First Supplemental Indenture.

(4)           Include for Global Debentures

17.           Persons Deemed Owners.  The registered Holder of this Debenture shall be treated as its owner for all purposes.

18.           Modification of Indenture.  With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that, no such supplemental indenture shall, without the consent of the Holder of each Debenture affected, (i) change the Maturity Date, (ii) change the date of any interest payment due upon the Debentures; (iii) reduce the principal amount of, or the interest on, the Debentures; (iv) adversely affect the rights of the Holders to convert the Debentures; (v) reduce the amount of or change the form of consideration due to Holders of the Debentures upon their conversion thereof; (vi) change the currency of payment of the Debentures to a currency other than U.S. dollars; (vii) impair the right to institute suit for the enforcement of any payment on the Debentures or adversely affect the right of repayment, if any, at the option of the Holder; or (viii) reduce the percentage of holders necessary to modify or amend the Indenture or to waive any past default.

19.           Events of Default and Covenant Defaults.  Subject to the provisions of Article Five of the Base Indenture and Section 2.9 of the First Supplemental Indenture, each of the following events shall be an Event of Default with respect to this Debenture, giving rise to a right in Holders hereof, subject to Section 5.2 of the Base Indenture, to declare the principal amount of this Debenture plus accrued and unpaid interest to be due and payable immediately:

(i)            default for 30 calendar days in the payment of any interest on the Debenture, including any Compounded Interest, when it becomes due and payable under the Indenture; provided, however, that the deferral of interest during an Optional Deferral Period satisfying Section 2.6 of the First Supplemental Indenture shall not constitute a default in the payment of interest;

(ii)           deferral of interest on the Debenture, due to an optional deferral, that continues for 10 consecutive years after the date on which the Company began the deferral of interest without all Deferred Interest, including any Compounded Interest, having been paid in full on or prior to the day that is 30 days after the date that is 10 years after the commencement of such deferral;

(iii)          default in the payment of the principal of the Debenture when due; or

(iv)          an Event of Default as set forth in clause (iv) of Section 2.9 of the First Supplemental Indenture.

The Indenture provides for Covenant Defaults and remedies relating thereto with respect to the Debentures as set forth in Article Five of the Base Indenture as supplemented by Section 2.10 of the First Supplemental Indenture.

20.           Tax Treatment.  Except with respect to withholding on payments of interest to non-U.S. Holders, the Company agrees, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debenture as indebtedness for U.S. federal income tax purposes.

21.           Governing Law.  The Indenture and this Debenture shall be governed by, and construed in accordance with, the laws of the State of New York.

22.           Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

23.           No Recourse Against Others.  No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

24.           Authentication.  This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

25.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

26.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

27.           Copies of Indenture.  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

West Pharmaceutical Services, Inc.
101 Gordon Drive
PO Box 645
Lionville, Pennsylvania 19341-0645
Attention: General Counsel

Assignment Form

To assign this Debenture, fill in the form below:

(I) or (we) assign and transfer this Debenture to

(Insert assignee’s soc. sec. or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Debenture)
Signature
Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

CONVERSION NOTICE

To convert this Debenture in accordance with the Indenture, check the box:  ☐

To convert this Debenture pursuant to the exercise of a Fundamental Change Option, check the box:   ☐

To convert only part of this Debenture, state the principal amount to be converted (must be in multiples of $1,000):

$__________________

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:______________    Signature(s):______________________________________________________

_____________________________________________________________
(Sign exactly as your name(s) appear(s) on the other side of this Debenture)

Signature(s) guaranteed by: ______________________________________________________________

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL DEBENTURE

The following exchanges of a part of this Global Debenture for an interest in another Global Debenture or for a definitive Debenture, or exchanges of a part of another Global Debenture or definitive Debenture for an interest in this Global Debenture, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Debenture	Amount of increase in Principal Amount of this Global Debenture	Principal Amount of this Global Debenture following such decrease (or increase)	Signature of authorized signatory of Trustee [or Custodian]

3              Include for Global Debentures.